                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                           Buffalo Capital VIII, LTD.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [ ]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

        -----------------------------------------------------------------------

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

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
                           BUFFALO CAPITAL VIII, LTD.
                       36 West 25th Street - Second Floor
                            New York, New York 10010

                         -----------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 21, 2000

                         -----------------------------


TO OUR SHAREHOLDERS:

         Notice is hereby given that the Annual Meeting of Shareholders (the "Meeting") of BUFFALO CAPITAL VIII, LTD., will be held at our offices, 36 West 25th Street, Second Floor, New York, New York 10010 on June 21, 2000, at 10:00 a.m., local time. A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

         1. The re-election of three (3) directors to the Board of Directors, to serve until their resignation or removal from office, or until their respective successors are elected and qualified;

         2. Approval of the change of our state of incorporation from Colorado to Delaware and the change of our name to Momentum Holdings Corporation;

         3. Approval of the recapitalization of our authorized shares;

         4. The ratification of Marden, Harrison & Kreuter, CPA's as our auditors for the fiscal year ended December 31, 2000; and

         5. Consideration of any matters which may properly come before the Meeting, or any adjournment thereof. At this time, the Board of Directors is not aware of any other business to come before the Meeting.

         Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above or on any date or dates to which the Meeting may be adjourned. Only shareholders of record as of the close of business on May 26, 2000 are entitled to notice of and to vote at the Meeting. Our stock transfer books will remain open. There is printed on the following pages a Proxy Statement to which your attention is invited. Please read it carefully.

         You are requested to fill in and sign the enclosed form of Proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend and vote at the Meeting in person.

                                    By Order of the Board of Directors



                                    Anthony R. Russo, Secretary

New York, New York
June 9, 2000



         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENCLOSED POSTAGE PREPAID, ADDRESSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

                           BUFFALO CAPITAL VIII, LTD.
                       36 West 25th Street - Second Floor
                            New York, New York 10010


                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 21, 2000


                             INTRODUCTORY STATEMENT

         This Proxy Statement and accompanying Proxy are furnished in connection with a solicitation of Proxies by the Board of BUFFALO CAPITAL VIII, LTD. for use at the Annual Meeting of our Shareholders (the "Meeting"), to be held at our offices, 36 West 25th Street, Second Floor, New York, New York 10010 on June 21, 2000, at 10:00 a.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. References in this document to "us," "we," or "the Company" refer to BUFFALO CAPITAL VIII, LTD. and its subsidiary.

         Shareholders of record at the close of business on May 26, 2000 will be entitled to receive notice of and to vote at the Meeting. Each share of common stock is entitled to one vote for each matter submitted to a vote at the Meeting. Shares represented by executed and unrevoked Proxies will be voted in accordance with the specifications made thereon. If the enclosed form of Proxy is executed and returned, it nevertheless may be revoked by giving another Proxy or by letter or telegram directed to us. Any such revocation must show the shareholder's name and must be received prior to the commencement of the Meeting in order to be effective. Additionally, any shareholder attending the Meeting in person, who wishes to do so, may vote by ballot at the Meeting, thereby canceling any Proxy previously given. Where no instructions are indicated, Proxies will be voted "FOR" the nominees for directors indicated below and "FOR" the proposals to be considered at the Meeting or any adjournment thereof. We plan to mail proxy materials to shareholders of record on or about June 9, 2000.

                VOTING SECURITIES, PRINCIPAL HOLDERS AND SECURITY
                             OWNERSHIP OF MANAGEMENT

         The approval of each of the proposals set forth in this Proxy Statement requires the affirmative vote of a majority of the shares actually voted on such proposal, except that our change of domicile and amendment to our Articles of Incorporation requires the affirmative vote of a majority of shares entitled to be voted at the Meeting.

         All voting rights are vested exclusively in the holders of our common stock, with each share entitled to one vote. Only shareholders of record at the close of business on May 26, 2000 are entitled to notice of and to vote at the Meeting and any adjournment thereof. As of May 26, 2000, we had approximately 11,000,000 shares of common stock outstanding.

         The following sets forth the number of shares of our common stock beneficially owned by (i) each person who, as of May 26, 2000, was known by us to own beneficially more than five percent (5%) of its common stock, (ii) our individual Directors, and (iii) our Officers and Directors as a group.

Name and Address          Amount and Nature           Percentage
     of                    of Beneficial               Ownership
Beneficial Owner          Ownership (1) (2)
Mitchell Maxwell                       (3)                 --
36 West 25th Street
Second Floor
New York, NY 10010

Mark Balsam                     3,317,500                30.2%
36 West 25th Street
Second Floor
New York, NY 10010

Victoria Maxwell                  425,000                 3.9%
36 West 25th Street
Second Floor
New York, NY 10010

Anthony R. Russo                  600,000                 5.4%
36 West 25th Street
Second Floor
New York, NY 10010

Nancy Ticotin Maxwell           3,377,500(3)             30.7%
280 Park Avenue South
New York, NY 10010

All Officers and Directors      4,342,500                39.5%
as a Group (five persons)

         (1) All ownership is beneficial and of record except as specifically indicated otherwise.

         (2) Beneficial owners listed above have sole voting and investment power with respect to the shares shown unless otherwise indicated.

         (3) Does not include shares owned by Nancy Ticotin Maxwell, wife of Mitchell Maxwell, in which shares Mr. Maxwell disclaims beneficial ownership.

                       ACTION TO BE TAKEN UNDER THE PROXY

         Proxies in the accompanying form that are properly executed and returned will be voted at the Meeting in accordance with the instructions thereon. Any Proxy upon which no instructions have been indicated with respect to a specific matter will be voted as follows with respect to such matter: (a) "FOR" the re-election of the three (3) persons named in this Proxy Statement as our Management's nominees for election to the Board of Directors; (b) "FOR" the change of our state of incorporation from Colorado to Delaware and the change of our name to Momentum Holdings Corporation;(c) "FOR" the recapitalization of our authorized shares; and (d) "FOR" the ratification of Marden, Harrison & Kreuter, CPA's, as our independent accountants; and (e) "FOR" the transaction of any other business to come before the Meeting, in the discretion of the holders of such Proxies.

         Management knows of no other matters, other than those stated above, to be presented for consideration at the Meeting. If, however, any other matters properly come before the Meeting, the persons named in the enclosed Proxy intend to vote such proxy in accordance with their judgement on such matters. The persons named in the enclosed Proxy may also, if they deem it advisable, vote to adjourn the Meeting from time to time.

                        RIGHTS OF DISSENTING SHAREHOLDERS

         Pursuant to the Colorado Business Corporation Act, each Shareholder has the right to dissent from the change of domicile to Delaware and the change in our authorized capitalization, if the proposed change of domicile and authorized capitalization is approved and not abandoned, and also has the right, upon compliance with the procedures set forth below, to receive payment in cash for the fair market value of his or her shares as of May 10, 2000, the day before the proposed change of domicile was first publicly announced. However, no such right will exist for any Shareholder (except with respect to certain shares as to which there may exist a restriction on transfer imposed by us or by law or regulation), unless demands for such payment are filed, as described below.

         The following summary does not purport to be a complete statement of the law relating to dissenters' rights and is qualified in its entirety by
Article 113 of the Colorado Business Corporation Act, a copy of which is attached as Exhibit "A" hereto. This summary and Exhibit A should be reviewed carefully by any shareholder who wishes to exercise dissenter's rights or who wishes to preserve his or her rights to do so, since failure to comply with the procedures set forth below will result in the loss of such rights.

         Any Shareholders electing to exercise his or her right to dissent from the change of domicile and have us purchase some or all of his or her shares for cash must, as to those shares ("Dissenting Shares") satisfy each of the following requirements:

         1. A dissenting Shareholder shall cause the Company to receive, before any vote is taken, written notice of that Shareholder's intention to demand payment for the Shareholder's shares if the proposed corporate action is effectuated; and

         2. Not vote the shares in favor of the corporate action.

         A Shareholder who does not satisfy the requirements of (1) and (2) above is not entitled to demand payment for the Shareholder's shares under
Article 113.

         A Shareholder of our Company who chooses to receive cash for shares of Common Stock pursuant to the exercise of dissenter's rights may give rise to taxable income. Each such Shareholder is urged to consult his or her own tax and financial advisor as to such matter.

                              ELECTION OF DIRECTORS

         It is proposed that three (3) of the current Directors be re-elected to our Board of Directors be elected to our Board, each such Director to hold office until the next Annual Meeting of shareholders or until their successors are elected and qualified.

         It is the intention of the persons named in the accompanying form of Proxy to vote such Proxy FOR the election of the persons listed below, unless shareholders specifically indicate in their

Proxies that they desire to abstain from voting for the election of certain Directors to office. The Board of Directors does not contemplate that any nominee will be unable to serve as a Director for any reason, but if that should occur prior to the Meeting, the Board of Directors reserves the right to substitute another person(s) of their choice as nominee(s). Each nominee must be approved by an affirmative vote of a majority of the quorum of the shares present and entitled to vote at the Meeting. The Board of Directors recommends that shareholders vote FOR the election of each nominee.

                                     VOTING

         Pursuant to the terms of our Articles of Incorporation every shareholder voting for the election of directors is entitled to one vote for each share. A shareholder may vote each share once for one nominee to each of the director positions being filled. A shareholder may not accumulate votes.

         The Board of Directors intends to vote the Proxies solicited by it (other than Proxies in which the vote is withheld as to one or more nominees) for the three candidates standing for election as directors nominated by the Board of Directors. If any nominee is unable to serve, the shares represented by all valid Proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time the Board of Directors knows of no reason why any nominee might be unavailable to serve.

                   BOARD OF DIRECTORS, MEETINGS AND COMMITTEES

  NAME                     AGE                       POSITION HELD
----------             -----------          ----------------------------------
Mitchell Maxwell           47               Chairman and Director

Mark Balsam                49               President,Chief Executive Officer,
                                            and Director

Anthony R. Russo           57               Vice President, Director,and
                                            Secretary-Treasurer

         All of our directors and officers are elected annually to serve for one year or until their successors are duly elected and qualified.

MITCHELL MAXWELL. Mr. Maxwell has been our President and a Director since March, 2000. He has been involved in the entertainment business for over twenty-five years. Before joining the Company he was the President of Romax, Inc. since its inception in 1996. At Romax, Mr. Maxwell produced "Play On!" a new musical featuring the music of Duke Ellington on Broadway which was nominated for three 1997 Tony Awards; and "Jam on the Groove," a new hip hop musical nominated for the Outer Cities Circle Award; "Moscow Stations," and the gospel musical "Born to Sing," off-Broadway. Prior to Roxmax, Mr. Maxwell co-founded Workin' Man Films, Inc. and served as its President from 1991-1995.

         At Workin' Man, Mr. Maxwell presented the Broadway productions of the 1994 Tony Award winning "Damn Yankees," starring Jerry Lewis and Budd Schulberg's "On the Waterfront," and the Off-Broadway productions of the smash hit and Drama Desk Award winner "STOMP," "Vita and Virginia," starring Vanessa Redgrave and Eileen Atkins, Paul Rudnick's comedy "Jeffrey" (Drama Desk Award Nomination and Outer Critics Circle Award Winner), David Mamet's "Oleanna" (Drama Desk nominee), "Marvin's Room" (Drama Desk Award and Outer Critics Circle Award winners) and the motion pictures "Jeffrey," "The Lipstick Camera," and "Handgun." Prior to Workin' Man Films Inc., Mr. Maxwell was founding President of M2 Entertainment, Inc. where he produced "To Gillian on her 37th Birthday," and "The Garden of Earthly Delights" (Drama Desk Award nominee Best Musical and 1987 London Oliver nominee for Best Musical)off-Broadway and the motion picture "Key Exchange." Mr. Maxwell was also managing partner of the Minetta Lane, Orphium and Union Square Theaters from 1985 to 1999.

MARK BALSAM. Mr. Balsam has been our President, Chief Executive Officer and a Director since March, 2000. He is also currently the Chief Executive Officer of Dream LLC, a New York based film production and distribution company since 1997. Prior to the formation of Dream LLC, Mr. Balsam was President of Workin' Man Films from 1995 to 1997 and Executive Vice President since its inception in 1991. At Workin' Man, he co-produced the Broadway musical "Damn Yankees" and the Off-Broadway hits "Stomp," "On the Waterfront" and "Jefferey." He also was responsible for the production of eleven motion pictures as well as the distribution of over 100 motion pictures. Mr. Balsam formed his first entertainment venture in 1977, Film Gallery, Inc. He either produced or executive produced such films as "Matewan," "Jefferey," "Brother From Another Planet," "Coca-Cola Kid," "Alan and Naomi"and a revival of "The Caine Mutiny Court Martial." In addition, he has marshaled the distribution of over 500 films in his career including "Hester Street," "Brother From Another Planet," "Matewan," "The Last Wave," "Picnic At Hanging Rock," "Quadraphenia," "Madame Rosa," "Get Out

Your Handkerchiefs" and "Coca-Cola Kid." Mr. Balsam graduated from New York University with both a BA degree and an M.B.A. in finance.

ANTHONY R. RUSSO. Mr. Russo has been our Vice President, Secretary-Treasurer and a Director since March, 2000. He is responsible for our financial affairs, including interfacing with the financial community, the investor groups who support our entertainment products, and overseeing our compliance with regulatory issues. He was Chairman and Chief Executive Officer of Cartilage Technologies, Inc. from 1989 through 1999, Chairman and Chief Executive Officer of Sherwood Corporation, a public company from 1973 through 1990, and its Vice President and Treasurer from 1971 to 1973. Prior to that time, he was employed by Arthur Andersen, LLP. Mr. Russo is a Certified Public Accountant and he has served on the Board of Directors of various commercial entities and industry groups, including Lloyds Electronics, Inc., a public company, from 1980 to 1985. Mr. Russo holds a BBA in accountancy practice from Pace University, is a candidate for MA in Business and Policy at State University of New York, Empire State College, and has been a member of NYSSCPA and the AICPA since 1970.


         We have no committees of the Board of Directors.

         The our Directors will serve in such capacity until our next Annual Meeting or until their successors have been elected and qualified. Our officers serve at the discretion of our Directors. Other than Mitchell Maxwell, Chairman and Director, and Victoria Maxwell, Vice President, being brother and sister, there are no familial relationships among our officers and directors, nor are there any arrangements or understanding between any of our directors or officers or any other person pursuant to which any officer or director was or is to be selected as an officer or director.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934.

         Section 16(a) of the Securities Exchange Act of 1934 (the "34 Act") requires our officers and directors and persons owning more than ten percent of our Common Stock, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Additionally, Item 405 of Regulation S-B under the 34 Act requires us to identify in our Proxy statement those individuals for whom one of the above referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. Given these requirements, we have nothing to report.

                              EXECUTIVE ENUMERATION

         A company controlled by Mr. Mark Balsam was paid $8,075 for management services Mr. Balsam provided in 1999 in connection with the formation of our subsidiary. No other officers or directors were paid any compensation during the last three fiscal years. Employee Directors receive no additional compensation for service on the Board of Directors. The Company has no Directors who are not employees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         We have no Compensation Committee. We have no retirement, pension or profit sharing plans covering our officers and directors, and do not contemplate implementing any such plans at this time.

            CHANGE OF STATE OF INCORPORATION AND NAME OF THE COMPANY

         We want to change our state of incorporation to Delaware. At the present time, we are a Colorado corporation and were originally incorporated as such. Our Management believes that changing the state of incorporation from Colorado to Delaware would be in the best interests of all of our shareholders. Many issues of corporate governance, including those regarding officer and director responsibilities and indemnification, are more clearly defined under Delaware law than under Colorado law.

         Specifically, the State of Delaware has more liberal provisions concerning the internal elements for our operation than does the State of Colorado, particularly as they relate to shareholder and director meetings. Finally, and most importantly, issues regarding officer and director indemnification are more clearly settled under Delaware law than under Colorado law.

         We plan to expand our Board of Directors in the future to add outside directors, although, at this time, we have not identified specific individuals. If we are to attract and keep outside directors of the highest caliber, we must become eligible to purchase Directors and Officers Insurance, which, in part, involves being incorporated in a state with well-established precedents concerning indemnification, as well as corporate governance.

         None of the shareholders' capital positions in us will be affected by the change of state of incorporation. This change will, however, affect the number of authorized but not issued Common Shares, which is more fully enumerated below under RECAPITALIZATION. In addition, we plan to do this transaction as a tax-free reorganization under the Internal Revenue Code of 1986, as amended. This resolution requires the affirmative vote of a majority of our issued and outstanding shares. The Board of Directors recommends that shareholders vote FOR the resolution.

         We also seek to change our name to Momentum Holdings Corporation. This is a similar name to the name of our subsidiary, Momentum Productions, Inc. which is presently a New York corporation. If approved, we would be a Delaware corporation which would be named Momentum Holdings Corporation, with a New York subsidiary named Momentum Productions, Inc.

         We seek the name change to better emphasize our business focus. Momentum Productions, Inc., our subsidiary, is already known in the market for theatrical productions. Its production of "Dinner With Friends" recently won the Pulitzer Prize for Best Drama. We believe that our principal revenue and profit growth for the foreseeable future will be in theatrical and entertainment-related activities. It is, therefore, our intention to emphasize this segment of its business focus by utilizing the name Momentum Holding Corp. This resolution requires the affirmative vote of a majority of our issued and outstanding shares. The Board of Directors recommends that shareholders vote FOR the resolution.

                                RECAPITALIZATION

         We propose to change our new Articles of Incorporation such that our new Delaware Company will have a capitalization of Fifty Million (50,000,000) shares of one class of common stock of the par value of One Mill ($.001) each; and One Million (1,000,000) shares of preferred stock of the par value of One Mill ($.01) each, to have such classes, series and preferences as the Board of Directors may determine from time to time. This amendment would be made at the time we change our state of incorporation to Delaware.

         Our present Articles of Incorporation provide for both the issuance of Common and Preferred Shares with no par value. We may issue up to 100,000,000 Common Shares and up to 10,000,000 Preferred Shares. The specific classes and preferences of the Preferred Shares are left to our Board of Directors to determine at such time as those Preferred Shares may be issued. This Amendment will have the effect of reducing the number of authorized Common and Preferred Shares, which will become 50,000,000 Common Shares 1,000,000 Preferred Shares. The new Articles of Incorporation of the Delaware company will provide that specific classes and preferences of the Preferred Shares are left to our Board of Directors to determine at such time.

         The main reason we are asking for this change in capitalization is that the State of Delaware taxes corporations on the number of authorized shares, while the State of Colorado has no such taxation. In order to reduce our potential taxation exposure, we believe that the proposed capital structure will provide the best balance between tax savings and the instant availability of authorized shares that may be issued for corporate purposes.

         None of our outstanding Common Shares will be affected by this recapitalization. All shareholders will own the same number of after this change as they did before.

         It should be noted that the issuance of these Preferred Shares could be used as an anti-takeover measure and could have the effect of preventing those who do not presently control us from mounting an effort to do so. Although the issuance of Preferred Shares could be used for this purpose, this is not our intention in preserving our previous Colorado authorization of Preferred Shares. At the present time, we have no definite intention to issue Preferred Shares and have made no arrangements with anyone for such an issue. This resolution requires the affirmative vote of a majority of our issued and outstanding shares. The Board of Directors recommends that shareholders vote FOR the resolution.

          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We have appointed Marden, Harrison & Kreuter, CPA's, 1311 Mamaroneck Avenue, White Plains, NY 10605, as our independent accountants for the fiscal year ended December 31, 2000. This appointment will be submitted to the shareholders for ratification at the Meeting.

         The submission of the appointment of Marden, Harrison & Kreuter, CPA's is not required by law or the bylaws of the Company. The Board of Directors is nevertheless submitting it to the shareholders to ascertain their views. If the shareholders do not ratify the appointment, the selection of other independent public accountants will be considered by the Board of Directors. To be adopted, the resolution requires the affirmative vote of a majority of the shares voting at the Meeting. The Board of Directors recommends a vote FOR the resolution.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, our Management has no knowledge of any business, other than previously described herein, which should be presented for consideration at the Meeting. In the event that any other business is presented at the Meeting, it is intended that the persons named in the enclosed Proxy will have authority to vote such Proxy in accordance with their best judgment on such business.

                              SHAREHOLDER PROPOSALS

         According to Rule 14a-8 under the Securities Exchange Act of 1934, a shareholder may require that certain proposals suggested by shareholders be voted on at a shareholders Meeting. Information concerning such proposals must be submitted to the Company for inclusion in its proxy statement. Such proposals for inclusion in our proxy materials relating to our next Annual Meeting must be received by us not later than January 1, 2001.

                          ANNUAL REPORT TO SHAREHOLDERS

         Our Annual Report to Shareholders on Form 10KSB for the year ended December 31, 1999, including financial statements, along with our Form 10QSB for the three months ended March 31, 2000, have been mailed with these materials to all shareholders of record. Any shareholder who has not received a copy of such Annual Report or Form 10QSB may obtain a copy by writing to us. Such Annual Report and Form 10QSB are not to be treated as part of the proxy solicitation material, nor as having been incorporated by reference.

                             SOLICITATION OF PROXIES

         The cost of solicitation will be borne by us. We will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of common stock. In addition to solicitation by mail, our directors, officers, and regular employees may solicit Proxies personally or by telegraph or telephone, without additional compensation.

      NOTICE TO BANKS, BROKERS/DEALERS, VOTING TRUSTEES, AND THEIR NOMINEES

         Please advise us, in care of our corporate address, whether any other persons are the beneficial owners of the shares of common stock for which Proxies are being solicited from you, and, if so, the number of copies of the Proxy Statement, and other soliciting materials, you wish to receive in order to supply copies to the beneficial owners of shares.

                                             BUFFALO CAPITAL VIII, LTD.



                                             By: Anthony R. Russo
                                                 Secretary

Dated: June 9, 2000

                                   ARTICLE 113
                               DISSENTERS' RIGHTS

                                     PART I
                                RIGHT OF DISSENT
                                PAYMENT OF SHARES


7-113-101.        DEFINITIONS. FOR PURPOSES OF THIS ARTICLE:

(1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

(3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

(4) "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

(5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

(6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

(7) "Shareholder" means either a record shareholder or a beneficial shareholder.

7-113-102. RIGHT TO DISSENT.

(1) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

         (a) Consummation of a plan of merger to which the corporation is a party if:

                  (I) Approval by the shareholders of that corporation is required for the merger by section 7-111 - 103 or 7-111 - 104 or by the articles of incorporation; or

                  (II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

         (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

         (c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102 (1); and

         (d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102

(2). (1.3) A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more than two thousand shareholders, at the time of:

         (a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

         (b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or (c) The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:

         (a) Shares of the corporation surviving the consummation of the plan of merger or share exchange;

         (b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders;

         (c) Cash in lieu of fractional shares; or

         (d) Any combination of the foregoing described shares or cash in lieu of fractional shares.

(2) (Deleted by amendment, L. 96, p.1321, 30, effective June 1, 1996.) (2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

(3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholders shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

(4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

7-113-103.        DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

(1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

         (a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

         (b) The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

(3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. My such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

                                     PART 2
                             PROCEDURE FOR EXERCISE
                              OF DISSENTERS' RIGHTS



7-113-201.        NOTICE OF DISSENTERS' RIGHTS.

(1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (1).

(2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (2).

7-113-202.        NOTICE OF INTENT TO DEMAND PAYMENT.

(1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(1), a shareholder who wishes to assert dissenters' rights shall:

         (a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

         (b) Not vote the shares in favor of the proposed corporate action.

(2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section 7-107-104 and if notice of dissenters rights has been given to such shareholder in connection with the action pursuant to section 7-113-201(2), a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

(3) A shareholder who does not satisfy the requirements of subsection (1) or (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

7-113-203.        DISSENTERS' NOTICE.

(1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

(2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

         (a) State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

         (b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

         (c) Inform holders of uncertified shares to what extent transfer of the shares will be restricted after the payment demand is received; (d) Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

         (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

         (f) State the requirement contemplated in section 7-113-103 (3), if such requirement is imposed; and

         (g) Be accompanied by a copy of this article.

7-113-204.        PROCEDURE TO DEMAND PAYMENT.

(1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters' notice:

         (a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203 (2) (d), duly completed, or may be stated in another writing; and

         (b) Deposit the shareholder's certificates for certificated shares.

(2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

(3) Except as provided in section 7-113-207 or 7-113-209 (1) (b), the demand for payment and deposit of certificates are irrevocable.

(4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters' notice is not entitled to payment for the shares under this article.

7-113-205.        UNCERTIFIED SHARES.

(1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertified shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof

(2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertified shares.

7-113-206.        PAYMENT.

(1) The effective date of the co section 7-113-102 or upon 7-113-204, whichever is complied with section 7-11 or if no such address is stated the corporation's current holding the dissenter's share fair value of the dissenter's

(2) The payment made pursuant accompanied by:

         (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited:

         (b) A statement of the company's shares;

         (c) An explanation of how interest as was calculated

         (d) A statement of the dissenter's right to demand payment under section 7-113-209; and

         (e) A copy of this article.

7-113-207.        FAILURE TO TAKE ACTION.

(1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertified shares.

(2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to 7-113-209 shall again be applicable.

7-113-208.        SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER
ANNOUNCEMENT OF PROPOSED CORPORATE ACTION.

(1) The corporation may, in or with the dissenters' notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify~ in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept h in full satisfaction of the demand.

(2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206 (2).

7-113-209.        PROCEDURE IF DISSENTER IS DISSATISFIED WITH PAYMENT OR OFFER.

(1) A dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

         (a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

         (b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

         (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertified shares as required by section 7-113-207 (1).

(2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection
(1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.


                                     PART 3
                          JUDICIAL APPRAISAL OF SHARES


7-113-301.        COURT ACTION.

(1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

(2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court of the county in this state where the corporation's principal office is located or, if it has no principal office in this state, in the district court of the county in which its registered office is located. if the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

(4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

(5) Each dissenter made a party to the proceeding commenced under subsection (2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

7-113-302.        COURT COSTS AND COUNSEL FEES.

(1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

         (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

         (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

                                      PROXY

                           BUFFALO CAPITAL VIII, LTD.
                       36 West 25th Street - Second Floor
                            New York, New York 10010
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

         THE UNDERSIGNED hereby appoints and constitutes Mitchell Maxwell, Mark Balsam, Anthony R. Russo, and each of them, as his true and lawful agents and proxies, with full power of substitution and revocation in each, to attend, represent and to vote the shares of common stock of the undersigned at the Annual Meeting of Shareholders of BUFFALO CAPITAL VIII, LTD., to be held at our offices, 36 West 25th Street, Second Floor, New York, New York 10010 on June 21, 2000, at 10:00 a.m., local time and at any adjournment thereof, on all matters coming before said meeting.

         Management recommends a vote FOR items 1, 2, 3, 4 and 5 and SHARES WILL BE SO VOTED UNLESS YOU INDICATE OTHERWISE:

         1. Approval of the following individuals to serve on the Board of
Directors:

Mitchell Maxwell       FOR        AGAINST           ABSTAIN
                          ----           ----              ----
Mark Balsam            FOR        AGAINST           ABSTAIN
                          ----           ----              ----
Anthony R. Russo       FOR        AGAINST           ABSTAIN
                          ----           ----              ----

         2. Approval of the change of the Company's state of incorporation from Colorado to Delaware and the change of the Company's name to Momentum Holdings Corporation, or some similar derivation thereof:

                       FOR        AGAINST           ABSTAIN
                          ----           ----              ----

         3. Approval of the recapitalization of our authorized shares

                       FOR        AGAINST           ABSTAIN
                          ----           ----              ----

         4. Ratification of Marden, Harrison & Kreuter, CPA's as the Company's auditors for the fiscal year ended December 31, 2000:

                       FOR        AGAINST           ABSTAIN
                          ----           ----              ----

         5. To consider and act upon any matters which may properly come before the Meeting or any adjournment thereof. The Board of Directors are not aware of any business to come before the Meeting.

                      FOR         AGAINST           ABSTAIN
                         ----            ----              ----

                      Dated:                         , 2000.
                            ------------------------


                      ----------------------------------------------------------
                      (Printed Name of Shareholder)


                      ----------------------------------------------------------
                      (Signature of Shareholder)

         This Proxy Must Be Signed Exactly As Your Name Appears On Your Stock Certificate. Executors, Administrators, Trustees, Etc., Should Give Full Title As Such. If The Signer Is A Corporation, Please Sign Full Corporate Name By Duly Authorized Officer.

         PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY. THE FAILURE TO CHECK A BLOCK WILL BE TAKEN AS A VOTE FOR THE PROPOSITION.